Rouse Properties Reports Third Quarter 2013 Results
- Signed 530,000 Square Feet of Leases -
- Occupancy Grows By 300 Basis Points Year Over Year -
- Leased Percentage Increases by 140 Basis Points Year Over Year to 90.7% -
- Third Quarter Core FFO Per Share Increased By 28% Year Over Year -

New York, NY, November 4, 2013 - Rouse Properties, Inc. (the "Company" or "Rouse") (NYSE: RSE) a national owner of regional enclosed malls, today announced consolidated and combined results for the three months ended September 30, 2013.
"Our third quarter results reinforce the progress we are making in executing our strategic initiatives," stated Andrew Silberfein, President and Chief Executive Officer. "We continued to achieve strong leasing volumes, contributing to a 170 basis point increase in occupancy and an 80 basis point increase in leased percentage on a sequential basis. The 21.4% increase in Core FFO we reported year-to-date demonstrates the upside we have started to capture through our portfolio and balance sheet initiatives. As we look ahead, we expect to benefit further from the impact of 707,000 square feet of leases which are signed but not yet open, producing $11.1 million of incremental NOI, coming on line beginning in the fourth quarter."
Operational and Financial Highlights Third Quarter 2013

•	Leased 530,000 square feet in the quarter, the sixth straight quarter with over 525,000 square feet leased.

•	Inline leased percentage was 90.7% at quarter end, a gain of 140 basis points compared to the same period last year and 80 basis points sequentially.

•	Occupied percentage was 88.2% at quarter end, an increase of 300 basis points compared to the same period last year and 170 basis points sequentially.

•	Permanent leased percentage at quarter end increased 270 basis points compared to the end of the same period last year and 30 basis points sequentially.

•
Total average rental rates for new and renewal leases, on a same suite basis, rose 9.1% and the initial rental rate for new and renewal leases increased 6.2%, on average, for leases executed during the quarter ended September 30, 2013.

•	Same property average mall in-place rent for tenants less than 10,000 square feet increased 1.4%, year over year, to $38.99 from $38.47 per square foot; and 0.9% from $38.63 sequentially.

•	Portfolio tenant sales increased 1.4% to $299 per square foot on a trailing twelve month basis.

Financial Results for the Three Months Ended September 30, 2013
Core FFO was $18.7 million, or $0.37 per diluted share, as compared to $14.5 million, or $0.29 per diluted share in the prior year period. The increase over the prior period is primarily the result of the acquisition impact of the Mall at Turtle Creek and Greenville Mall which were acquired in December 2012 and July 2013 along with the refinancing of various loans within the portfolio.
Core Net Operating Income (“Core NOI”) was $38.4 million as compared to $36.9 million in the prior year period. On a same property basis, excluding the impacts of the acquisitions of Grand Traverse Mall, the Mall at Turtle Creek, and Greenville Mall, the disposition of the Boulevard Mall, and termination income, Core NOI was $34.1 million as compared to $34.1 million for the three months ended September 30, 2013 and 2012.
Net loss was $(4.7) million, or $(0.09) per basic and diluted share, as compared to a net loss of $(13.1) million, or $(0.27) per basic and diluted share in the prior year period. The change in net loss was the result of increased revenues due to our acquisitions and a decline in interest expense as a result of various loan refinancings for the three months ended September 30, 2013 as compared to September 30, 2012.

Acquisition
In July 2013, the Company completed the acquisition of Greenville Mall, located in Greenville, NC for a total purchase price of approximately $48.9 million net of closing costs and adjustments. As part of the acquisition, the Company assumed a $41.7 million mortgage loan which bears interest at a fixed rate of 5.29%, matures in December 2015, and amortizes over 30 years. Greenville Mall totals approximately 460,000 square feet, and is anchored by Belk Ladies, Belk Men & Home, jcpenney and Dunham's Sports (opening late 2013) and generates inline shop sales of approximately $375 per square foot. As the only enclosed regional mall within a 40 mile radius, it serves a multi-county trade area of over 400,000 people and features leading national retailers such as Victoria's Secret, Buckle, American Eagle, Aeropostale, Bath and Body Works and Footlocker.
Financing
In September 2013, the Company placed a new non-recourse mortgage loan on West Valley Mall located in Tracy, CA for $52.0 million. The loan bears interest at a floating rate of LIBOR plus 175 basis points, is interest-only for the first three years and amortizes on a 30 year schedule, thereafter. The loan has a term of five years with a five year extension option subject to the fulfillment of certain conditions. This loan replaced a $47.1 million loan that had a fixed rate of 3.43%. Net proceeds to the Company after related closing costs were approximately $4.4 million.

Subsequent Event
In October 2013, the Company entered into a purchase and sale agreement with certain affiliates of The Macerich Company pursuant to which the Company expects to acquire two enclosed regional malls for a purchase price of approximately $292.5 million. The Company will assume the outstanding debt on the properties of approximately $224.6 million, with the remainder of the purchase price anticipated to be funded from cash on hand and available credit lines. The acquisition is subject to the completion of due diligence and customary closing conditions.
Common Share Dividend
On October 31, 2013, the Board of Directors declared a common stock dividend of $0.13 per share payable on January 31, 2014 to stockholders of record on January 15, 2014. The Company's objective is to continue to grow the dividend over time and the Board will continue to evaluate the dividend policy as the Company's repositioning and acquisition plans continue to take effect.

2013 Guidance
The Company is reiterating its full year 2013 guidance range for Core FFO of $1.49 to $1.55 per diluted share, based on management's expectation as of the date of this release. The guidance presented does not include the effects of property acquisitions, dispositions, or capital transaction activity completed subsequent to September 30, 2013.
Supplemental Information
The Company released an informational supplemental packet, available at www.rouseproperties.com under the Investors section, with additional detail, including a description of non-GAAP financial measures and reconciliation to GAAP measures.

Investor Conference Webcast and Conference Call
The Company will host a webcast and conference call at 10:00 a.m. EASTERN STANDARD TIME on November 5, 2013, to discuss third quarter 2013 results. The number to call is 877-705-6003 (domestic) and 1-201-493-6725 (international). The live webcast will be available at www.rouseproperties.com under the Investors section. A replay of the conference call will be available through November 19, 2013, by dialing 877-870-5176 (domestic) and 1-858-384-5517 (international) and entering the passcode 10000498.
Forward Looking Statements
Certain matters within this press release are discussed using forward-looking language as specified in the Private Securities Litigation Reform Act of 1995, and, as such, may involve known and unknown risks, uncertainties and other factors that may cause the actual results or performance to differ from those projected in the forward-looking statement. These forward-looking statements may include statements related to the Company's ability to outperform the ongoing recovery of the Retail and REIT industry and the markets in which the Company's mall properties are located, the Company's ability to generate internal and external growth, the Company's ability to identify and complete the acquisition of properties in new markets, the Company's ability to complete redevelopment projects, the Company's ability to increase margins, including Net Operating Income. For a description of factors that may cause the Company's actual results or performance to differ from its forward-looking statements, please review the information under the heading “Risk Factors” included in the Company's Annual Report on Form 10-K for the year ended December 31, 2012 and other documents filed by the Company with the Securities and Exchange Commission.
Non GAAP Financial Measures
The Company makes reference to net operating income (“NOI”) and funds from operations (“FFO”).  NOI is defined as operating revenues (minimum rents, including lease termination fees, tenant recoveries, overage rents, and other income) less property and related expenses (real estate taxes, repairs and maintenance, marketing, other property operating costs, and provision for doubtful accounts). We use FFO, as defined by the National Association of Real Estate Investment Trusts, as a supplemental measure of our operating performance. FFO is defined as net income (loss) attributable to common stockholders in accordance with GAAP, excluding impairment write-downs on depreciable real estate, gains (or losses) from cumulative effects of accounting changes, extraordinary items and sales of properties, plus real estate related depreciation and amortization.
In order to present operations in a manner most relevant to its future operations, Core FFO and Core NOI have been presented to exclude certain non-cash and non-recurring revenue and expenses. A reconciliation of NOI to Core NOI and FFO to Core FFO has been included in the "Reconciliation of Core NOI and Core FFO" schedule attached to this release.
NOI, FFO and derivations thereof, are not alternatives to GAAP operating income (loss) or net income (loss) available to common stockholders.  For reference, as an aid in understanding management's computation of NOI and FFO, a reconciliation of NOI to operating income and FFO to net income (loss) in accordance with GAAP has been included in the "Reconciliation of Non-GAAP to GAAP Financial Measures" schedule attached to this release.
About Rouse
Rouse is a publicly traded real estate investment trust headquartered in New York City and founded on a legacy of innovation and creativity. Among the country's largest publicly traded regional mall owners, the Company's geographically diverse portfolio spans the United States from coast to coast, and includes 32 malls in 19 states encompassing over 21.5 million square feet of space. For more information, visit www.rouseproperties.com.

Consolidated and Combined Statements of Operations and Comprehensive Loss

	Three Months Ended		Nine Months Ended
(In thousands, except per share amounts)	September 30, 2013 (Unaudited)	September 30, 2012 (Unaudited)	September 30, 2013 (Unaudited)	September 30, 2012 (Unaudited)
Revenues:
Minimum rents	$40,733	$37,266	$119,296	$109,536
Tenant recoveries	17,918	17,130	50,254	48,701
Overage rents	188	765	2,479	2,779
Other	1,476	1,128	4,161	3,461
Total revenues	60,315	56,289	176,190	164,477
Expenses:
Real estate taxes	6,517	5,823	18,300	17,080
Property maintenance costs	2,158	2,724	8,361	9,153
Marketing	720	676	2,032	1,726
Other property operating costs	16,015	15,030	43,831	42,570
Provision for (recovery of) doubtful accounts	(136)	688	364	1,334
General and administrative	5,575	5,267	15,675	15,726
Depreciation and amortization	15,748	16,047	47,418	49,210
Other	585	1,476	2,052	7,918
Total expenses	47,182	47,731	138,033	144,717
Operating income	13,133	8,558	38,157	19,760

Interest income	166	253	492	263
Interest expense	(18,002)	(20,005)	(59,305)	(70,325)
Loss before income taxes and discontinued operations	(4,703)	(11,194)	(20,656)	(50,302)
Provision for income taxes	20	(89)	(235)	(328)
Loss from continuing operations	(4,683)	(11,283)	(20,891)	(50,630)
Discontinued operations:
Loss from discontinued operations	—	(1,773)	(23,158)	(4,442)
Gain on extinguishment of debt	—	—	13,995	—
Discontinued operations, net	—	(1,773)	(9,163)	(4,442)
Net loss	$(4,683)	$(13,056)	$(30,054)	$(55,072)

Loss from continuing operations per share- Basic and Diluted (1)	$(0.09)	$(0.23)	$(0.42)	$(1.12)

Net loss per share - Basic and Diluted (1)	$(0.09)	$(0.27)	$(0.61)	$(1.22)

Dividends declared per share	$0.13	$0.07	$0.39	$0.14

Comprehensive loss:
Net loss	$(4,683)	$(13,056)	$(30,054)	$(55,072)
Other comprehensive income (loss):
Net unrealized gain (loss) on financial instrument	—	32	—	(33)
Comprehensive loss	$(4,683)	$(13,024)	$(30,054)	$(55,105)

(1) Calculated using weighted average number of shares of 49,346,798 and 49,244,562 for the three months ended September 30, 2013 and 2012, respectively and 49,340,373 and 45,105,947 for the nine months ended September 30, 2013 and 2012, respectively.

Consolidated Balance Sheets

(In thousands)	September 30, 2013 (Unaudited)	December 31, 2012

Assets:
Investment in real estate:
Land	$314,728	$339,988
Buildings and equipment	1,334,746	1,312,767
Less accumulated depreciation	(135,229)	(116,336)
Net investment in real estate	1,514,245	1,536,419
Cash and cash equivalents	5,841	8,092
Restricted cash	50,898	44,559
Demand deposit from affiliate	42,565	150,163
Accounts receivable, net	24,643	25,976
Deferred expenses, net	41,488	40,406
Prepaid expenses and other assets, net	75,966	99,458
Total assets	$1,755,646	$1,905,073

Liabilities:
Mortgages, notes and loans payable	$1,177,305	$1,283,491
Accounts payable and accrued expenses, net	92,702	88,686
Total liabilities	1,270,007	1,372,177

Commitments and contingencies	—	—

Equity:
Preferred stock (1)	—	—
Common stock (2)	497	493
Class B common stock (3)	—	4
Additional paid-in capital	571,465	588,668
Accumulated deficit	(86,434)	(56,380)
Total stockholders' equity	485,528	532,785
Non-controlling interest	111	111
Total equity	485,639	532,896
Total liabilities and equity	$1,755,646	$1,905,073

(1) Preferred stock: $0.01 par value; 50,000,000 shares authorized, 0 issued and outstanding at September 30, 2013 and December 31, 2012.
(2) Common stock: $0.01 par value; 500,000,000 shares authorized, 49,645,796 issued and 49,641,636 outstanding at September 30, 2013 and 49,246,087 issued and 49,235,528 outstanding at December 31, 2012.
(3) Class B common stock: $0.01 par value; 1,000,000 shares authorized, 0 and 359,056 issued and 0 and 359,056 outstanding at September 30, 2013 and December 31, 2012.

Reconciliation of Core NOI and Core FFO - For The Three Month Period Ended

	September 30, 2013					September 30, 2012
(In thousands)	(Unaudited)					(Unaudited)
	Consolidated	Discontinued Operations	Total	Core Adjustments	Core NOI / FFO	Consolidated	Discontinued Operations	Total	Core Adjustments	Core NOI / FFO

Revenues:
Minimum rents (1)	$40,733	$—	$40,733	$3,306	$44,039	$37,266	$1,192	$38,458	$4,812	$43,270
Tenant recoveries	17,918	—	17,918	—	17,918	17,130	876	18,006	—	18,006
Overage rents	188	—	188	—	188	765	21	786	—	786
Other	1,476	—	1,476	—	1,476	1,128	85	1,213	—	1,213
Total revenues	60,315	—	60,315	3,306	63,621	56,289	2,174	58,463	4,812	63,275
Operating Expenses:
Real estate taxes	6,517	—	6,517	—	6,517	5,823	156	5,979	—	5,979
Property maintenance costs	2,158	—	2,158	—	2,158	2,724	192	2,916	—	2,916
Marketing	720	—	720	—	720	676	53	729	—	729
Other property operating costs (2)	16,015	—	16,015	(32)	15,983	15,030	1,040	16,070	(31)	16,039
Provision for (recovery of) doubtful accounts	(136)	—	(136)	—	(136)	688	11	699	—	699
Total operating expenses	25,274	—	25,274	(32)	25,242	24,941	1,452	26,393	(31)	26,362

Net operating income	35,041	—	35,041	3,338	38,379	31,348	722	32,070	4,843	36,913

General and administrative (3)(4)	5,575	—	5,575	27	5,602	5,267	—	5,267	—	5,267
Other (5)	585	—	585	(585)	—	1,476	36	1,512	(1,512)	—
Subtotal	28,881	—	28,881	3,896	32,777	24,605	686	25,291	6,355	31,646

Interest income	166	—	166	—	166	253	—	253	—	253
Interest expense
Amortization and write-off of market rate adjustments	(2,141)	—	(2,141)	2,141	—	(1,970)	(565)	(2,535)	2,535	—
Amortization and write-off of deferred financing costs	(1,629)	—	(1,629)	1,629	—	(1,766)	(54)	(1,820)	1,820	—
Interest on debt	(14,232)	—	(14,232)	—	(14,232)	(16,269)	(1,088)	(17,357)	—	(17,357)
Provision for income taxes	20	—	20	(20)	—	(89)	—	(89)	89	—
Funds from operations	$11,065	$—	$11,065	$7,646	$18,711	$4,764	$(1,021)	$3,743	$10,799	$14,542
Funds from operations per share - basic and diluted (6)					$0.38					$0.30
Funds from operations per share - common (7)					$0.38					$0.29
Funds from operations per share - diluted (7)					$0.37					$0.29

(1) Core adjustments includes the aggregate amounts for consolidated and discontinued operations for straight-line rent of $(684) and $(696), above / below market lease amortization of $3,740 and $5,508 and tenant inducement amortization of $250 and $0 for the three months ended September 30, 2013 and 2012, respectively.
(2) Core adjustments include above / below market ground lease amortization of $32 and $31 for the three months ended September 30, 2013 and 2012, respectively.
(3) General and administrative costs include $754 and $636 of non-cash stock compensation expense for the three months ended September 30, 2013 and 2012, respectively.
(4) Core adjustments include amounts for the corporate and regional office straight-line rent of $27 for the three months ended September 30, 2013.
(5) Core adjustments include non-comparable costs related to the spin-off from General Growth Properties and property acquisition costs.
(6) Calculated using weighted average number of shares of 49,346,798 and 49,244,562 for the three months ended September 30, 2013 and 2012.
(7) Assumes 49,641,636 and 49,584,189 common shares and 50,263,158 and 49,584,189 diluted common shares as of the quarter ended September 30, 2013 and 2012, respectively.

Reconciliation of Core NOI and Core FFO - For the Nine Month Period Ended

	September 30, 2013					September 30, 2012
(In thousands)	(Unaudited)					(Unaudited)
	Consolidated	Discontinued Operations	Total	Core Adjustments	Core NOI / FFO	Consolidated	Discontinued Operations	Total	Core Adjustments	Core NOI / FFO

Revenues:
Minimum rents (1)	$119,296	$3,117	$122,413	$10,543	$132,956	$109,536	$4,206	$113,742	$14,666	$128,408
Tenant recoveries	50,254	1,475	51,729	—	51,729	48,701	2,814	51,515	—	51,515
Overage rents	2,479	72	2,551	—	2,551	2,779	111	2,890	—	2,890
Other	4,161	148	4,309	—	4,309	3,461	212	3,673	—	3,673
Total revenues	176,190	4,812	181,002	10,543	191,545	164,477	7,343	171,820	14,666	186,486
Operating Expenses:
Real estate taxes	18,300	301	18,601	—	18,601	17,080	464	17,544	—	17,544
Property maintenance costs	8,361	292	8,653	—	8,653	9,153	556	9,709	—	9,709
Marketing	2,032	49	2,081	—	2,081	1,726	124	1,850	—	1,850
Other property operating costs (2)	43,831	1,676	45,507	(93)	45,414	42,570	2,815	45,385	(93)	45,292
Provision for (recovery of) doubtful accounts	364	1	365	—	365	1,334	79	1,413	—	1,413
Total operating expenses	72,888	2,319	75,207	(93)	75,114	71,863	4,038	75,901	(93)	75,808

Net operating income	103,302	2,493	105,795	10,636	116,431	92,614	3,305	95,919	14,759	110,678

General and administrative (3)(4)	15,675	—	15,675	(67)	15,608	15,726	—	15,726	—	15,726
Other (5)	2,052	—	2,052	(2,052)	—	7,918	36	7,954	(7,954)	—
Subtotal	85,575	2,493	88,068	12,755	100,823	68,970	3,269	72,239	22,713	94,952

Interest income	492	—	492	—	492	263	—	263	—	263
Interest expense
Amortization and write-off of market rate adjustments	(5,689)	(1,131)	(6,820)	6,820	—	(15,215)	(1,661)	(16,876)	16,876	—
Amortization and write-off of deferred financing costs	(6,607)	(103)	(6,710)	6,710	—	(7,135)	(153)	(7,288)	7,288	—
Debt extinguishment costs	(1,886)	—	(1,886)	1,886	—	—	—	—	—	—
Interest on debt	(45,123)	(1,993)	(47,116)	—	(47,116)	(47,975)	(3,261)	(51,236)	—	(51,236)
Provision for income taxes	(235)	—	(235)	235	—	(328)	—	(328)	328	—
Funds from operations	$26,527	$(734)	$25,793	$28,406	$54,199	$(1,420)	$(1,806)	$(3,226)	$47,205	$43,979
Funds from operations per share - basic and diluted (6)					$1.10					$0.98
Funds from operations per share - common (7)					$1.09					$0.89
Funds from operations per share - diluted (7)					$1.08					$0.89

(1) Core adjustments includes the aggregate amounts for consolidated and discontinued operations for straight-line rent of $(2,537) and $(3,852), above / below market lease amortization of $12,330 and $18,518 and tenant inducement amortization of $750 and $0 for the nine months ended September 30, 2013 and 2012, respectively.
(2) Core adjustments include above / below market ground lease amortization of $93 and $93 for the nine months ended September 30, 2013 and 2012, respectively.
(3) General and administrative costs include $2,248 and $1,651 of non-cash stock compensation expense for the nine months ended September 30, 2013 and 2012, respectively.
(4) Core adjustments include amounts for the corporate and regional office straight-line rent of $67 for the nine months ended September 30, 2013.
(5) Core adjustments include non-comparable costs related to the spin-off from General Growth Properties and property acquisition costs.
(6) Calculated using weighted average number of shares of 49,340,373 and 45,105,947 for the nine months ended September 30, 2013 and 2012.
(7) Assumes 49,641,636 and 49,584,189 common shares and 50,263,158 and 49,584,189 diluted common shares as of the nine months ended September 30, 2013 and 2012, respectively.

Reconciliation of Non-GAAP to GAAP Financial Measures

	Three Months Ended		Nine Months Ended
(In thousands)	September 30, 2013	September 30, 2012	September 30, 2013	September 30, 2012

Reconciliation of NOI to GAAP Operating Income
NOI:	$35,041	$32,070	$105,795	$95,919
Discontinued operations	—	(722)	(2,493)	(3,305)
General and administrative	(5,575)	(5,267)	(15,675)	(15,726)
Other	(585)	(1,476)	(2,052)	(7,918)
Depreciation and amortization	(15,748)	(16,047)	(47,418)	(49,210)
Operating income	$13,133	$8,558	$38,157	$19,760

Reconciliation of FFO to GAAP Net loss attributable to common stockholders
FFO:	$11,065	$3,743	$25,793	$(3,226)
Discontinued operations	—	(752)	(763)	(2,636)
Depreciation and amortization	(15,748)	(16,047)	(47,418)	(49,210)
Provision for impairment	—	—	(21,661)	—
Gain on extinguishment of debt	—	—	13,995	—
Net loss attributable to common stockholders	$(4,683)	$(13,056)	$(30,054)	$(55,072)

Weighted average numbers of shares outstanding	49,346,798	49,244,562	49,340,373	45,105,947
Net loss per share	$(0.09)	$(0.27)	$(0.61)	$(1.22)
.

Source: Rouse Properties, Inc.
Rouse Properties, Inc.
Investor Relations, 212-608-5108
IR@rouseproperties.com